EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 7)*

Sandridge Energy, Inc.
(Name of Issuer)

common stock, par value $0.001 per share
(Title of Class of Securities)

80007P869
(CUSIP Number)

Jesse Lynn, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

April 23, 2018
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

The Schedule 13D filed with the Securities and Exchange Commission on November 22, 2017, as previously amended (the "Schedule 13D"), by High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the "Reporting Persons"), with respect to the shares of common stock, par value $0.001 per share ("Shares"), of Sandridge Energy, Inc. (the "Issuer"), is hereby further amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following paragraphs at the end thereof:

On April 23, 2018, the Reporting Persons sent a letter to the Issuer demanding, pursuant to Section 220 of the Delaware General Corporation Law, the right to inspect certain books and records (including stockholder list materials) of the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. IN CONNECTION WITH THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF SANDRIDGE ENERGY, INC. (THE "ANNUAL MEETING") WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE ANNUAL MEETING WILL BE MAILED TO STOCKHOLDERS OF SANDRIDGE ENERGY, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2018.

Item 7.  Material to be Filed as Exhibits

1.	Demand pursuant to Section 220 of the Delaware General Corporation Law

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: April 23, 2018

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:  /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:  /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Amendment No. 7 to Schedule 13D – Sandridge Energy, Inc.]

EXHIBIT 1

HIGH RIVER LIMITED PARTNERSHIP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS LP
767 Fifth Avenue, 47th Floor
New York, New York 10153

April 23, 2018
Via Email and Federal Express
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Attention: Phillip T. Warman, Esquire, Corporate Secretary

Re:  Inspection of Stocklist Materials

Dear Mr. Warman:
High River Limited Partnership ("High River") hereby demands, pursuant to § 220 of the Delaware General Corporation Law (the "DGCL"), that SandRidge Energy, Inc. (the "Corporation") produce certain stocklist materials to High River in the context of the Corporation's upcoming annual meeting of stockholders (the "Annual Meeting") and the proxy contest that High River, Icahn Partners LP and Icahn Partners Master Fund LP, each a Delaware limited partnership (collectively, the "Icahn Parties"), will be conducting at the Annual Meeting.
High River is the record holder of 100 shares of common stock, $0.001 par value per share ("Common Stock"), of the Corporation (attached hereto as Exhibit A is a true and correct copy of a Direct Registration Book-Entry Advice Statement issued to High River by American Stock Transfer & Trust Company, LLC evidencing such record ownership). The Icahn Parties collectively are the beneficial holders of 4,818,832 shares of Common Stock (including the 100 shares of Common Stock of which High River is the stockholder of record), constituting approximately 13.6% of the shares of Common Stock outstanding. The Icahn Parties have been stockholders of the Corporation since October 18, 2017.

As holders of the Common Stock of the Corporation, the Icahn Parties hereby demand, pursuant to § 220 of the DGCL and the common law of the State of Delaware, the right to inspect, no later than April 27, 2018, during normal business hours, the following documents and records of the Corporation, and to make copies or abstracts therefrom:

(a) A complete record or list of the Corporation's common stockholders, certified by the Corporation or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder as of the most recent date available, as well as the names, addresses and share amounts held by participants in any corporation dividend reinvestment plan, employee plan, and/or any similar plan as of the most recent date available;
(b) A magnetic computer tape or cartridge or other electronic medium containing the lists of the holders of Common Stock requested herein as of the most recent date available, showing the names, addresses and number of shares held by each stockholder, such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge or other electronic medium, and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes;
(c) All daily transfer sheets showing changes in the names, addresses and number of shares owned of the Corporation's common stockholders which are in or come into the possession of the Corporation or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder lists referred to herein to the conclusion of the Annual Meeting (together with any adjournment, postponement or continuation thereof);
(d) All information in the Corporation's, its transfer agent's or its proxy solicitor's or any of their agents' possession, or which can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of Common Stock as of the most recent date available and as of the close of business of each Friday thereafter until the Annual Meeting including an alphabetical breakdown of any holdings in the respective names of Cede & Co. and other similar depositories or nominees as well as any material request list provided by Broadridge Financial Solutions, Inc. or Mediant Communications LLC and any omnibus proxies issued by such entities. If such information is not in the Corporation's possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;

(e) All information in or which comes into the Corporation's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of Common Stock ("NOBO's") pursuant to Rule 14b-1(c) or Rule 14b- 2(c) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance and magnetic computer tape or cartridge or other electronic medium (together with such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge or other electronic medium) and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes. If such information is not in the Corporation's possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;
(f) A list as of the most recent date available of common stockholders of the Corporation who are participants in any Corporation employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which the Icahn Parties or their agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the voting treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant;
(g) A list of all holders of Common Stock and respondent banks (and their email addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Corporation pursuant to Rule 14(a)- 16(j)(2) of the Exchange Act as of the most recent date available;
(h) A stop list or stop lists relating to any shares of Common Stock and any additions or deletions from the date of the list referred to in paragraph (a) above;
(i) A list of all stockholders owning 1,000 or more shares of Common Stock arranged in descending order as of the most recent date available;
(j) All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Corporation's possession or control, or which can reasonable be obtained by the Corporation;
(k) A correct and complete copy of the Corporation's bylaws, and any and all changes of any sort to the bylaws hereafter made through the Annual Meeting, including without limitation, any amendment to existing bylaws, any adoption of new bylaws or deletions of existing bylaws, and any rules and regulations of the Corporation regarding the nomination and election of directors, stockholder proposals and conduct of the Annual Meeting; and
(1) The information and records specified in the foregoing paragraphs should also be provided for the record date for the Annual Meeting, and any other record date set by the Corporation's board of directors, by operation of law or otherwise for the Annual Meeting.
The undersigned further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (1) above be immediately furnished to the undersigned as such modifications, additions or deletions become available to the Corporation or its agents or representatives.
The purpose of this demand is to allow the Icahn Parties to conduct a proxy contest for the election of directors at the Annual Meeting and for the Icahn Parties to otherwise communicate their views on the management and direction of the Corporation to the stockholders.
The undersigned will bear the reasonable costs incurred by the Corporation in connection with the production of the above information. The undersigned hereby authorizes Peter C. Harkins and Jordan M. Kovler, each a Managing Director of Harkins Kovler, LLC, One Rockefeller Plaza, New York, NY 10020, telephone +1 (212) 468-5380, the proxy solicitor for the Icahn Parties, acting together, singly or in combination, to conduct, as their agents, the inspection and copying requested herein and otherwise act on behalf of the undersigned pursuant to the attached power of attorney.

Please advise the undersigned's General Counsel, Mr. Jesse A. Lynn, at jlynn@sfire.com or (212) 702-4331 as promptly as practicable when and where the items demanded above will be made available to the undersigned. Please also advise Jesse Lynn immediately whether you voluntarily will supply the requested information.

Very truly yours,

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP

By: __________________________
       Name: Keith Cozza
       Its: Chief Operating Officer

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By: __________________________
       Name: Keith Cozza
        Its: Secretary

SWORN TO AND SUBSCRIBED
before me this 23rd day of April 2018

_________________________________
Notary Public

POWER OF ATTORNEY

KNOW ALL MEN that each of the undersigned does hereby make, constitute and appoint:

Peter C. Harkins and Jordan M. Kovler of Harkins Kovler, LLC; and their partners, associates, employees and any other persons designated by any of them, acting alone or together, its true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of SandRidge Energy, Inc., to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description.

Each of the undersigned reserves all rights on its part to do any act which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by each of the undersigned or said attorneys by written notice to the other.

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP

By: __________________________
         Name: Keith Cozza
         Its: Chief Operating Officer

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By: __________________________
         Name: Keith Cozza
         Its: Secretary

SWORN TO AND SUBSCRIBED
before me this 23rd day of April 2018

__________________________________
Notary Public

EXHIBIT A